[DESCRIPTION]           EXHIBIT 7.2

                                                                    Exhibit 99.1


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WITI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

                                            December 31     December 31
                                               1999            1998
                                           -------------  ---------------
ASSETS
Current Assets:
  Cash and cash equivalents                   $ 340,904        $ 167,672
  Accounts receivable                             3,415                -
  Costs in excess of billings                   212,120                -
  Prepaid expenses and other                     26,407          152,167
                                         --------------    -------------
     Total current assets                       582,846          319,839

Equipment, net                                  252,818           54,361
                                         --------------    -------------

Total assets                                  $ 835,664        $ 374,200
                                         ==============    =============


LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Current liabilities:
  Accounts Payable
    Related parties                           $ 568,150        $ 637,270
    Other                                       259,294          127,313
  Note payable related party                    100,000                -
  Billings in excess of costs                         -            6,909
   Deferred revenue                               6,453            7,898
                                         --------------     ------------
     Total current liabilities                  933,897          779,390

Long-term debt related party                    743,234                -

Stockholders' deficiency
  Series A Convertible preferred                  3,500            3,500
  Series B Preferred stock                           10               10
  Common stock                                    1,033            1,033
  APIC                                           50,635           50,885
  Accumulated deficit                          (896,645)        (460,618)
                                         --------------     ------------
     Total stockholders' deficiency            (841,467)        (405,190)
                                         --------------     ------------

Total liabilities and stockholders'           $ 835,664        $ 374,200
 deficiency                              ==============     ============
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                       WITI CORPORATION AND SUBSIDIARIES
                    UNAUDITED INTERIM FINANCIAL STATEMENTS

The unaudited interim financial statements of WITI Corporation and subsidiaries ("WITI") as of December 31, 1999 and for the three month periods ended
December 31, 1999 and 1998 do not provide all disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the annual audited financial statements and the footnotes thereto. Results for the interim periods are not necessarily indicative of the results for the fiscal year ending September 30, 2000. In the opinion of management, the accompanying interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of WITI.

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WITI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
                                            Three-months       Three-months
                                                ended              ended
                                             December 31        December 31
                                                1999                1998
                                             -----------        -----------
Operating Revenue
  Consulting services                         $ 449,055          $  95,800
                                              ---------          ---------
Total Operating Revenue                         449,055             95,800

Cost of operating revenue
  Consulting services                           238,934             74,236
                                              ---------          ---------
Total Costs & Expenses                          238,934             74,236

Gross Margin                                    210,121             21,564

Operating Expenses                              313,407            239,408
                                             ----------          --------

Loss from Operations                          (103,286)          (217,844)

  Interest Income (Expense)                    (14,504)            (9,337)
                                             ----------          --------


Net Loss                                     $(117,790)         $(227,181)
                                             ==========         =========
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